Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-17073, 33-35152 and 33-79450)
pertaining to the 1985 Long-Term Incentive Plan of L.B. Foster Company, as amended and restated, of our report dated August 11, 1997 with respect to the financial statements of Precise Fabricating Corporation included in L.B. Foster Company's current report on Form 8-K/A dated January 21, 1998 filed with the Securities and Exchange Commission.


                                        /s/Coughlin, Clasby & Company
                                         ----------------------------
                                           Coughlin, Clasby & Company

Peabody, Massachusetts                 /s/By Daniel P. Coughlin CPA
January 15, 1998                      /s/  & Partners     1/13/98
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